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                                                                    EXHIBIT 23.3


                CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT AUDITORS

HealthAxis Inc.
Dallas, Texas


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 of our report dated March 16, 2001, except for Note 27 as to which the date is June 11, 2002, relating to the consolidated financial statements of HealthAxis Inc. included in its Current Report on Form 8-K dated August 29, 2002 for the years ended December 31, 2000 and 1999.



We also consent to the reference to us under the caption "Experts" in the Prospectus included in this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3.


/s/ BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas

November 21, 2002